                                                                   EXHIBIT 10-13




                               LICENSE AGREEMENT
                               -----------------

THIS AGREEMENT ("The AGREEMENT") is made and is effective this 2nd day of September, 1994 by and between:

     THE LIPOSOME COMPANY, Inc. (TLC), a Delaware Corporation , having its principle place of business at One Research Way, Princeton Forrestal Center, Princeton, NJ 08540; and

     BRISTOL-MYERS SQUIBB COMPANY (B-MS), a Delaware Corporation, having a place of business at Route 206 and Province Line Road, Princeton, NJ 08543.



                                    RECITALS
                                    --------

1. B-MS is engaged in the development, manufacture and sale of pharmaceutical products.

2. TLC is engaged in the development, manufacture and sale of liposome-, and other lipid-based, pharmaceutical products.

3. TLC has developed a lipid-based formulation of the antifungal agent amphotericin B, this agent-lipid complex being generally known as "ABLC/(R)/".

4. TLC and B-MS entered into an agreement effective on May 1, 1986 (the "1986 AGREEMENT") regarding research and development of certain liposomal, or lipid-based, formulations of amphotericin B.

5. On November 20, 1992 TLC and B-MS executed a Memorandum of Intent ("MEMORANDUM") setting forth terms and conditions under which the parties agreed to modify their relationship by terminating the 1986 AGREEMENT, except as to obligations of confidentiality, and undertaking certain obligations, including, inter alia transferring from B-MS to TLC technology in the possession of B-MS
- ----------
relating to ABLC(R).

6. The parties wish to enter into this AGREEMENT in implementation of those provisions in the Memorandum relating to the transfer from B-MS to TLC of technology in the possession of B-MS relating to the manufacture of ABLC(R).

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree to be legally bound as follows:


                             ARTICLE I- DEFINITIONS
                             ----------------------
Section 1.01
- ------------

     "AFFILIATE" shall mean any corporation or other legal entity owning, either directly or indirectly, fifty percent (50) % or more of the voting capital shares of either party; or any corporation or other legal entity fifty percent
(50) % of the voting capital stock of which is owned, either directly or indirectly, by either party; or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares (or the equivalent) of which is owned, either directly or indirectly, by a corporation owning, either directly or indirectly, fifty percent (50%) or more of the voting capital shares (or the equivalent) of either party.

Section 1.02
- ------------
     "COMPLEX" shall mean a liposomal, or lipid-based, formulation of amphotericin B that was under joint development by the parties pursuant to the 1986 Agreement.

Section 1.03
- ------------
     "FIELD" shall mean manufacture, sale, shipment, storage or use of the COMPLEX.

Section 1.04
- ------------
     "FIRST COMMERCIAL SALE" shall mean the first time that COMPLEX is sold by TLC to a third party that is not an AFFILIATE or SUBLICENSEE.

Section 1.05
- ------------

     "LICENSED PATENTS" shall mean ______. LICENSED PATENTS shall also include any issued patents, continuation applications or divisional applications based upon these patent applications, any other patent application or patent existing as of November 20, 1992 and constituting "Patent Rights" as defined in the 1986 AGREEMENT.

Section 1.06
- ------------
     "MEMORANDUM" shall mean the Memorandum of Intent executed by both parties on November 20, 1992.

Section 1.07
- ------------
     "NET SALES" shall mean the gross sales of COMPLEX by TLC, its AFFILIATES and SUBLICENSEES to third parties, less allowance for returned goods, all trade quantity and cash discounts actually allowed, as well as deductions for transportation charges, duties, taxes and retroactive price reductions. NET SALES shall not include COMPLEX transferred or sold by TLC to its AFFILIATES or SUBLICENSEES.

Section 1.08
- ------------
     "SUBLICENSEE" shall mean a third party, other than an AFFILIATE, granted a sublicense by TLC under Section 3.02 of this AGREEMENT of the license granted to TLC by B-MS under Section 3.01 of this AGREEMENT.

Section 1.09
- ------------
     "TECHNOLOGY" shall mean information relating to COMPLEX which is in the possession of B-MS on December 31, 1992, or which is subsequently developed by it during the manufacture, storage, analysis, use, sale or shipment of COMPLEX for TLC, including, but not limited to, formulae, manufacturing studies and protocols, engineering studies, standard operating procedures, inventions, results, information, drawings, notes on interactions with the Food and Drug Administration, data, analytical testing data and batch records relating to methods and process validations for the COMPLEX, know-how, trade secrets, patents and patent applications, owned or controlled by B-MS and the like relating to the manufacture, use, storage or shipment of the COMPLEX. TECHNOLOGY as used herein includes, but is not limited to, know-how, trade secrets and patents and patent applications. TECHNOLOGY shall not include information relating to the manufacture of bulk amphotericin B.


                   ARTICLE II- INITIATION AND REPRESENTATION
                   -----------------------------------------

Section 2.01 - Initiation
- -------------------------
(a) B-MS represents that it has transferred all TECHNOLOGY in its possession to TLC in accordance with the provisions of this AGREEMENT. Any additional TECHNOLOGY that may come into the possession of B-MS shall, upon reasonable request, be promptly transferred to TLC.

(b) Within thirty (30) days of the execution of this AGREEMENT by the parties, B-MS shall assign to TLC all rights, title and interest to the patent application bearing U.S. Serial No. _____, and to any and all foreign patents and patent applications, and further United States continuing or divisional applications based upon these patent applications, which, as of the date hereof, consist of Canadian application ____, Japanese application ______ and European application ______.

Section 2.02 - Representations
- ------------------------------
     Each party represents and warrants that it is duly authorized to enter into this AGREEMENT and that it has no agreements in effect with third parties which would interfere with its performance required under this AGREEMENT.


                      ARTICLE III - LICENSE AND ROYALTIES
                      -----------------------------------

Section 3.01 - License
- ----------------------
     B-MS hereby grants to TLC an exclusive license to employ TECHNOLOGY for any purpose in the FIELD and a non-exclusive license for any purpose outside the FIELD.

Section 3.02 - Sublicense
- -------------------------
     TLC shall have the right to grant sublicenses to the extent of its licenses under sections 3.01 to SUBLICENSEES and AFFILIATES without the consent of B-MS. Any such SUBLICENSEES and AFFILIATES will be bound by the requirements of confidentiality and use limitations to which TLC is obligated under this AGREEMENT.

Section 3.03 - Royalties
- ------------------------
(a) In consideration of the licenses granted to TLC by B-MS under Section 3.01 of this AGREEMENT, TLC agrees to pay B-MS a royalty equal to ____ percent of NET SALES of COMPLEX, such royalty to be paid, subject to subsection (g) below, for a period of ten (10) years on a country-by-country basis in each country in which COMPLEX shall be sold by TLC, its AFFILIATES or SUBLICENSEES, the ten year period commencing in a country with the FIRST COMMERCIAL SALE of COMPLEX by TLC, its AFFILIATES OR SUBLICENSEES.

(b)  In further consideration of the licenses granted by B-MS to TLC under
Section 3.01, TLC agrees to pay B-MS an additional royalty equal to ____ percent of NET SALES of COMPLEX on a country-by-country basis in each country in which the COMPLEX shall be sold by TLC, its AFFILIATES or SUBLICENSEES, and in which a LICENSED PATENT is in effect covering the manufacture, use or sale of COMPLEX, for a period commencing with the FIRST COMMERCIAL SALE of

COMPLEX by TLC, its AFFILIATES or SUBLICENSEES in the country and ending on the day of expiration of the last-to-expire LICENSED PATENT in the country. However, if in the sole opinion of TLC, it must pay a royalty to a third party so as not, by its manufacture, use or sale of COMPLEX, to infringe a patent owned by the third party, TLC may deduct this royalty payment to the third party from the payment due B-MS under this subsection (b). The royalty payment due B-MS under this subsection (b) will not be reduced to less than ____ percent of NET SALES of COMPLEX. Payments due B-MS from TLC under subsections (b) and (c) of this Section shall be cumulative and additive.

(c) TLC shall owe only one royalty payment to B-MS under subsection (b) of this Section for sale of a single unit of COMPLEX in a country, regardless of the number of LICENSED PATENTS with claims covering the manufacture, use or sale of the COMPLEX in that country.

(d) TLC, its AFFILIATES and SUBLICENSEES shall keep true accounts of NET SALES of COMPLEX and of all sums payable to B-MS under the terms of this AGREEMENT. TLC shall deliver to B-MS written reports containing a statement of sales and NET SALES during the preceding calendar quarter, and showing the calculation of NET SALES. Such reports shall be sent by TLC to B-MS on or before the ninetieth calendar day following the end of each calendar quarter during which this AGREEMENT remains effective. At the same time, TLC shall pay B-MS the amount of royalties due on NET SALES during the preceding calendar quarter.

(e) The royalty payments due by TLC to B-MS shall be in U.S. dollars. In the event that sales are made in a currency other than U.S. dollars, the sum of such sales shall be converted to U.S. dollars according to the exchange rate for the currency in which the sales were made, as listed in the Wall Street Journal for the last business day of the quarter in which the sales were made.

(f) Any income tax, or other tax, which TLC is required to pay or withhold with respect to any payment due B-MS under the terms of this AGREEMENT shall be deducted from the amounts due B-MS, provided that in regard to any such deduction, TLC shall give B-MS reasonably necessary assistance in claiming exemption therefrom, or full, or partial, refund thereof or tax credit therefor, and shall promptly provide B-MS with proper evidence as to the payment of such tax.

(g) Notwithstanding subsections (a) and (b) above, on a country-by-country basis, TLC shall have no obligation to pay B-MS any royalty hereunder in respect of COMPLEX if, and for so long as, B-MS, or its AFFILIATES, pursuant to a separate agreement with TLC, markets COMPLEX in the country in question.

Section 3.04 - Trademark
- ------------------------
     TLC intends to use "ABLC/(R)/" as a Trademark in connection with the COMPLEX. Accordingly, B-MS transfers to TLC all rights to use "ABLC/(R)/" in connection with the COMPLEX and reserves no rights for itself.


                      ARTICLE IV - ACCESS AND CONSULTATION
                      ------------------------------------

Section 4.01
- ------------
     Upon the reasonable request of TLC, B-MS will make its employees who have been involved with the FIELD or with the COMPLEX available during regular business hours, and for a reasonable amount of time, for a period of two years following execution of this AGREEMENT to meet with TLC personnel from time-to-time, but only to the extent necessary to implement, pursuant to Section 2.01, the transfer of TECHNOLOGY, with reimbursement by TLC for out-of-pocket expenses incurred by B-MS.


                          ARTICLE V - CONFIDENTIALITY
                          ---------------------------

Section 5.01 - Nondisclosure and Nonuse
- ---------------------------------------
(a) TLC will retain the TECHNOLOGY in confidence. TLC shall not disclose the TECHNOLOGY to any third party, except as provided for in subsection (b) of this
Section 5.01.

(b) TLC may, consistent with the requirements of confidentiality imposed by this Article V, disclose TECHNOLOGY in the following instances, but only on a need-to-know basis:

     (1) to consultants who are obligated to retain such information in confidence pursuant to written agreements which incorporate by reference the terms of this Article V;

     (2) to AFFILIATES, potential or actual SUBLICENSEES or potential or actual suppliers of amphotericin B or other raw material necessary for the manufacture of ABLC who are obligated to maintain it in confidence pursuant to written agreements which incorporate by reference the terms of this
     Article V;

     (3) where as reasonably may be required or desirable in a patent application covering subject matter which is encompassed within this AGREEMENT;

     (4) where necessary to obtain government approval to manufacture and market the COMPLEX; and

     (5) where required by law, regulation or judicial order.

Section 5.02 - Use of Confidential Information
- ----------------------------------------------
          TLC agrees not to use TECHNOLOGY obtained under the terms of this AGREEMENT for any purpose other than that contemplated by this AGREEMENT.

Section 5.03 - Exceptions to Confidentiality Requirement
- --------------------------------------------------------
          Obligations of nondisclosure and nonuse arising under this Article shall not apply to information which :

     (a) is known to TLC or is in the public domain prior to its disclosure under the terms of this AGREEMENT or the 1986 AGREEMENT;

     (b) is disclosed to TLC by a third party not under an obligation of confidentiality to a party to this AGREEMENT;

     (c) enters the public domain subsequent to the effective date of this AGREEMENT or becomes known to the public by some means other than the breach of this AGREEMENT; or

     (d) is obtained by TLC independently of its disclosure to TLC by B-MS under this AGREEMENT or the 1986 AGREEMENT.

Section 5.04 - Purpose of Article
- ---------------------------------
     Each party acknowledges that the restrictions contained in this article are necessary and reasonable to protect the legitimate interests of the parties, and that a violation of this Article by either party may result in irreparable harm to the other party.

Section 5.05 - Term
- -------------------
     The provisions of this Article will continue for a period of ten (10) years commencing with the date of execution of this AGREEMENT.

Section 5.06 - Accuracy
- -----------------------
     TECHNOLOGY disclosed by B-MS under the terms of this AGREEMENT shall be accurate to the best of its knowledge. However, there is no warranty as to the accuracy of TECHNOLOGY. B-MS does not represent that the use of TECHNOLOGY in the FIELD will not infringe upon the rights of a third party.


                    ARTICLE VI - EXPIRATION AND TERMINATION
                    ---------------------------------------

Section 6.01 - Term and Expiration
- ----------------------------------
     Unless terminated by one of the parties under the terms of this AGREEMENT, the AGREEMENT may only be terminated by mutual consent of the parties. This AGREEMENT shall expire following TLC's last obligation to pay royalties on a country-by-country basis. Following such expiration, TLC shall retain a paid-up, royalty-free, irrevocable, nonexclusive worldwide license, with the right to sublicense, to employ TECHNOLOGY for any purpose in the FIELD.

Section 6.02 - Material Defaults
- --------------------------------
(a) Neither party shall terminate this agreement except upon sixty (60) days prior written notice in the event of the other party's breach of a material portion of this AGREEMENT, if such breach is not remedied within sixty (60) days from the date of such notice.

(b) Any failure to terminate this AGREEMENT by either party shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.

Section 6.03 - Bankruptcy
- -------------------------
     If, during the term of this AGREEMENT, either TLC or B-MS makes an assignment for the benefit of creditors, either party enters into liquidation, there is a receiver or trustee appointed for the property of either party, if proceedings for voluntary bankruptcy are instituted on behalf of either party, or either party is declared bankrupt by a court of competent jurisdiction, the other party may terminate this AGREEMENT immediately upon delivery of sufficient written notice to the bankrupt or insolvent party.

Section 6.04 - Surviving Rights
- -------------------------------
     The provisions of Article V and Section 6.05 of this AGREEMENT shall survive the termination or expiration of this AGREEMENT.

Section 6.05 - Effects of Termination
- -------------------------------------
     Termination of this AGREEMENT by either party shall not prejudice any cause of action or claim of TLC or B-MS arising under the terms of this AGREEMENT.

                    ARTICLE VII - MISCELLANEOUS  PROVISIONS
                    ---------------------------------------

Section 7.01 - B-MS Retention of  TECHNOLOGY
- --------------------------------------------

     Effective January 1, 1993, B-MS will cease use of the TECHNOLOGY in the FIELD, except for the production of the COMPLEX for TLC, or for purposes consistent with the MEMORANDUM or other agreement between TLC and B-MS effective January 1, 1993 or later.

Section 7.02 - Entire Understanding
- -----------------------------------

     This AGREEMENT constitutes and contains the entire understanding and agreement of the parties and supersedes and replaces any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, respecting the subject matter hereof. This Section 7.02 shall not, however, be of prejudice to the agreement dated as of August 25, 1993 between the parties, the Amphotericin B Supply Agreement dated as of January 1, 1993 between the parties, or to those provisions of the Memorandum of Intent dated November 20, 1992 between the parties to the extent that such provisions do not pertain to the subject matter hereof. The parties agree that paragraph 3 of the Memorandum shall survive, and shall continue to be in full force and effect.

Section 7.03 - Amendment
- ------------------------
     This AGREEMENT shall not be amended, supplemented or otherwise modified except by a written agreement executed by both of the parties.

Section 7.04 - Assignment
- -------------------------
     Neither party may assign this AGREEMENT without the written approval of the other party, except in connection with a party's sale to, merger or other consolidation with a third party of the entire business or a transfer to the third party of all of its business or assets to which this AGREEMENT relates. Such approval shall not unreasonably be withheld. Notwithstanding such approval, the assigning party shall be responsible to the other party, jointly or severally, with the assignee for any obligations arising under the terms of this AGREEMENT.

Section 7.05 - Waiver
- ---------------------
     No provisions of this AGREEMENT shall be waived by any act, omission or knowledge of a party, or its agents or employees, except by an instrument in writing signed by both parties

Section 7.06 - Governing Law
- ----------------------------
     This AGREEMENT shall be governed by the laws of the state of New Jersey and the decisions of the courts of New Jersey, without regard to conflict of laws.

Section 7.07 - Restriction of Distribution of this AGREEMENT
- ------------------------------------------------------------
     This AGREEMENT shall not, except as otherwise required by law, regulation or judicial order, be distributed to persons other than those employees and agents of TLC and B-MS who shall have a need to know of its contents. However, either party may announce the existence of this AGREEMENT and the general terms contained therein. The parties shall consult with each other prior to any such release. Notwithstanding anything in this AGREEMENT to the contrary, either party may distribute this AGREEMENT and information received thereunder, in confidence to its business, financial or legal consultants, AFFILIATES and actual or potential SUBLICENSEES.

Section 7.08 - Consent Not Unreasonably Withheld or Delayed
- -----------------------------------------------------------
     Where provision is made in this AGREEMENT for one party to secure the consent or approval of the other, such consent or approval shall not be unreasonably withheld or delayed.

Section 7.09 - Construction
- ---------------------------
     The captions appearing in this AGREEMENT are for reference purposes only, and are not to be considered for the purposes of interpreting or construing this AGREEMENT.

Section 7.09 - Invalidity of Particular Provisions
- --------------------------------------------------
     If any provision of this AGREEMENT becomes unenforceable due to any rule of law, judicial order or administrative decision, all other provisions of this AGREEMENT shall remain in full force and effect.

Section 7.10 - Force Majeure
- ----------------------------
     If the performance or obligation of either party of any part of this AGREEMENT is prevented, restricted, interfered with or delayed by reason of any cause beyond the control of the party under the obligation to perform, in the absence of conclusive evidence to the contrary, the party so affected shall, upon sufficient written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party has used its best efforts to avoid or remove such causes of non-performance. The affected party shall continue performance with the utmost dispatch whenever such causes are removed.

Section 7.11 - Notices
- ----------------------
     Any notice or report required under this agreement of either party shall be given in writing by personal delivery or by registered or certified mail, return receipt requested and postage prepaid and shall, if sent by mail, be effective upon delivery to the following addresses:

          The Liposome Company, Inc.
          One Research Way
          Princeton Forrestal Center
          Princeton, NJ 08540
          Attn: Chairman

          Bristol-Myers Squibb Company
          Route 206 and Province Line Road
          Princeton, NJ 08543
          Attn: Mark L. Lee, Vice President, Licensing

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed in duplicate by their duly authorized representatives.


BRISTOL-MYERS SQUIBB                   THE LIPOSOME COMPANY, INC.
COMPANY


By:_____________________               By:_______________________

Title:__________________               Title:____________________



Date:___________________               Date:_____________________